Exhibit 10.24

UBS	Banking relationship
0202 00632294
(for internal bank purposes only)

Addendum to the Credit	UBS Swioerland AG P.O.
Agreement	Box
from 19 May 2020	8098 Zurich
Tel. +41-44-237 34 32
ubs.com

Borrower

HOCOMA AG

Industriestrasse 4 B

8604 Volketswil (hereinafter Borrower)

Lender

UBS Switzerland AG Max-Högger-Strasse 80

8048 Zurich (hereinafter UBS)

Under the Credit Agreement dated May 19, 2020, UBS granted the Borrower a maximum credit limit of CHF 2,760,000.

The following clause(s) of the Credit Agreement is/are replaced by the following:

3.	Credit amount
UBS grants the borrower a maximum credit limit of CHF 2,242,500.

The credit limit consists of an 85% “Feil covered by a guarantee cooperative (federal share) and a 15% share whose risk is borne by UBS (UBS share).

7.	Limit reduction / amortization

CHF 230,000 quarterly, at the end of each calendar quarter, for the first time as of March 31, 2023, for the last time as of June 30, 2024.

if the credit limit is utilized in excess of the credit limit available on the reporting date, the borrower is obliged to amortize it accordingly.

In addition, the following apply to the present financing:

Conditions of credit release

The Addendum shall enter into force when UBS has received all of the documents listed below, duly signed, and the agreed securities - duly provided - have been handed over to UBS:

●	a copy of this addendum

Processing costs

Processing fee of CHF 300 due upon receipt of the addendum countersigned by the borrower. This fee will be charged directly to the corresponding current account.

If all documents and/or securities are not submitted to UBS in a legally valid form within one month from the date of issue of this Supplement, UBS shall be entitled to withdraw from this Supplement without setting a grace period.

Reconfirmation of previous crediNer relationship

Taking into account the modifications agreed hereby, this amendment governs the continuation of the existing credit facilities. There will be no novation. The existing collateral provided in favor of UBS remains in full force and effect.

Other provisions

All other conditions according to the credit agreement of May 19, 2020, of which this addendum forms an integral part, remain unchanged.

Applicable law and place of jurisdiction

The Credit Agreement and this Addendum are governed by Swiss substantive law. The exclusive place of jurisdiction for all proceedings is Zurich or the location of the branch office managing the account. This is also the place of performance and, for the borrower domiciled abroad, the place of debt collection.

Mandatory statutory places of jurisdiction shall remain reserved.

Number of copies

This addendum was executed in two original copies.

Lender	UBS Switzerland AG

Zurich, December 15, 2021
Place / Date	Jonas SchranerMarco Weidmann (For UBS Switzerland
For internal bank purposes only
HOCOMA AG

Borrower

Signature(s)

For internal bank purposes only	Signature(s) verified/signed in my presence

OE Ref.	Visa